CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Amendment No. 1 to Form SB-2
Registration Statement No. 333-39102 of Kanakaris Wireless (formerly Kanakaris Communications, Inc.) our report for the years ended September 30, 1999, and 1998 dated December 2, 1999, relating to the consolidated financial statements of Kanakaris Communications, Inc. and Subsidiary which appear in such Amendment No. 1 to Form SB-2, and to the reference to our firm under the captions "Experts" and in the Prospectus.


                                                  /s/ Weinberg & Company, P.A.

                                                  WEINBERG & COMPANY, P.A.
                                                  Certified Public Accountants

Boca Raton, Florida
June 29, 2000